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                                 EXHIBIT 23.1
                                 ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1999 (except for the matter discussed in Note 12 for which the date is April 13, 1999) included in BioMarin Pharmaceutical's Registration Statement on Form S-1 and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN L.L.P.
San Francisco, California
August 6, 1999